Exhibit 10.2

AMENDMENT

TO

ASSET PURCHASE AGREEMENT

This Amendment, dated as of March 15, 2009 (this "Amendment"), to the Asset Purchase Agreement dated as of February 28, 2009 (the "Asset Purchase Agreement"), is entered into by and among Lenox Group Inc., a Delaware corporation (“LGI”), Lenox, Incorporated, a New Jersey corporation (“LI”), Lenox Worldwide, LLC, a Delaware limited liability company (“LW”), Lenox Retail, Inc., a Minnesota corporation (“LRI”), Lenox Sales, Inc., a Minnesota corporation (“LSI”), FL 56 Intermediate, Corp., a Delaware corporation (“FL”), D 56, Inc., a Minnesota corporation (“D56” and collectively with LGI, LI, LW, LRI, LSI and FL, the “Sellers”), and LDG-Delaware Opco, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

RECITALS

WHEREAS, the Sellers and Purchaser desire to extend the period of time in which Contracts may be added to the Assigned Contracts List and the period of time in which a determination may be made by Purchaser to exclude certain Contracts from the Transactions and the Assigned Contracts List.

NOW, THEREFORE, in consideration of the promises and the representations, warranties, agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Amendments.

          (a) Section 5.01(a) is hereby amended and restated in its entirety as follows: “No later than one (1) day prior to the Closing Date, the Purchaser shall deliver to Sellers a list of the Contracts that the Purchaser proposes to be the Assigned Contracts pursuant to this Agreement (the “Assigned Contracts List”). Subject to the second sentence of Section 5.01(d), at any time and from time to time before the Closing Date (or in the case of (x) any lease pursuant to which the Leased Real Property is leased by a Seller, at any time and from time to time on or before 90 days after the Closing Date (the period of time from the Closing Date until the earlier of (i) the date that is 90 days after the Closing Date and (ii) the date that Purchaser, by written notice to LGI, elects to exclude such lease from the Transactions, the “Lease Retention Period”) or (y) any Contract set forth on Annex I hereto (each, a “Specified Contract”), at any time and from time to time on or before 60 days after the Closing Date (the period of time from the Closing Date until the earlier of (I) the date that is 60 days after the Closing Date and (II) the date that Purchaser, by written notice to LGI, elects to exclude such Specified Contract from the Transactions, the “Specified Contract Retention Period”)), the Purchaser may, by written notice to LGI, elect to exclude from the Transactions and the Assigned Contracts List (i) any one or more of the Contracts that would otherwise be Purchased Assets (including any lease pursuant to which the Leased Real Property is leased by a Seller) and (ii) any or more of the Permits and Licenses. Any Contract or Permit and License designated in such a notice pursuant to the preceding sentence or designated as an Excluded Contract pursuant to the second sentence of Section 5.01(d) (each such designated Contract or Permit and License, an “Excluded Contract”, and all such designated Contracts and Permits and Licenses collectively, the “Excluded Contracts”) shall no longer be an Assigned Contract or a Permit and License to be assigned to the Purchaser hereunder. There shall be no adjustment to the Purchase Price as a result of the Purchaser’s election to exclude any one or more of the Contracts or Permits and Licenses from the Transactions pursuant to this Section 5.01(a) except that the Purchaser shall not be required to make any payments for Determined Cure Costs or any other amounts for any such Excluded Contracts, provided that, with respect to (x) any lease pursuant to which the Leased Real Property is leased by a Seller that would otherwise be a Purchased Asset and that Purchaser has not elected to exclude prior to the Closing, such lease shall be treated as a Consent Pending Contract under Section 2.12(b) and Purchaser shall compensate the Sellers with respect thereto in accordance with such Section except that the Contract Retention Period shall be deemed to be the Lease Retention Period for these purposes, and (y) any Specified Contract that would otherwise be a Purchased Asset and that Purchaser has not elected to exclude prior to the Closing, such Specified Contract shall be treated as a Consent Pending Contract under Section 2.12(b) and Purchaser shall compensate the Sellers with respect thereto in accordance with such Section except that the Contract Retention Period shall be deemed to be the Specified Contract Retention Period for these purposes.”

2.	Miscellaneous.

          (a) Modification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Asset Purchase Agreement, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Asset Purchase Agreement shall remain in full force and effect, all parties hereto hereby agreeing that the Asset Purchase Agreement shall continue to be outstanding, validly existing and enforceable in accordance with its terms.

          (b) Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          (c) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including any trustee, receiver, receiver-manager, interim receiver or monitor or similar officer appointed in respect of the Sellers in the Chapter 11 Cases) and permitted assigns, but shall not be assignable or delegable by the Sellers or Purchaser without the prior written consent of the other party and by Order of the Bankruptcy Court. Notwithstanding the foregoing, (i) prior to the Closing, Purchaser shall have the right to assign its rights and/or delegate its obligations hereunder to any Affiliate that is directly or indirectly wholly owned by Purchaser and (ii) after the Closing, Purchaser (or its permitted assignee) shall have the right to assign its rights and/or delegate its obligations hereunder (A) to any Affiliates, (B) to any financing sources for collateral purposes or (C) to any subsequent purchaser of all or substantially all of the stock or assets of Purchaser or the Business; provided, however, that in each case Purchaser shall remain liable for the obligations of any assignee to whom Purchaser assign its rights and/or obligations pursuant to this Section 2(c) except in the case of Section 2(c)(ii)(C) where the subsequent purchaser shall assume any such rights and/or obligations.

          (d) Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

          (e) This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York and, to the extent applicable, the Bankruptcy Code. The parties hereto agree that the Bankruptcy Court shall be the exclusive forum for enforcement of this Amendment or the Transactions and (only for the limited purpose of such enforcement) submit to the jurisdiction thereof; provided that if the Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or proceeding arising out of or relating to this Amendment, then each party: (a) agrees that all such actions or proceedings shall be heard and determined in a New York federal court sitting in The City of New York; (b) irrevocably submits to the jurisdiction of such court in any such action or proceeding; (c) consents that any such action or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue or jurisdiction or that such action or proceeding was brought in an inconvenient court; and (d) agrees that service of process in any such action or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 11.02 of the Asset Purchase Agreement to such party at its address as provided in Section 11.02 of the Asset Purchase Agreement (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

          (f)        Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(f).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

LENOX GROUP INC.

By:
Name:
Title:

LENOX, INCORPORATED

By:
Name:
Title:

LENOX WORLDWIDE, LLC

By:
Name:
Title:

LENOX RETAIL, INC.

By:
Name:
Title:

LENOX SALES, INC.

By:
Name:
Title:

FL 56 INTERMEDIATE, CORP.

By:
Name:
Title:

D 56, INC.

By:
Name:
Title:

LDG-DELAWARE OPCO, INC.

By:
Name:
Title:

ANNEX I

SPECIFIED CONTRACTS

Chuck Fischer 2715 N. Ocean Blvd #9E Fort Lauderdale, FL 33308	2002	Work-for-hire	$0
Macquarie Equipment Finance GPO Drawer 67-865 Detroit, MI	10/19/2005	Computer hardware lease agreement	$0
Vovici Corporation Voice Corporation 45365 Vintage Park Plaza Suite 250 Dulles, VA 20166	11/5/08	Hosting Service for consumer website survey information	$0
Resolute Management, Inc. United Plaza 30 S. 17th Street-Suite 700 Philadelphia, PA 19103 Attention: Alexandra S. Zajac	11/18/2003	Indemnification Agreement	$0
Nationwide Indemnity Company 1431 Opus Place, Suite 100 Downers Grove, IL 60515-1169 Attention: Anita Smith	5/5/1994	Indemnification Agreement	$0
Resolute Management, Inc. United Plaza 30 S. 17th Street-Suite 700 Philadelphia, PA 19103 Attention: Alexandra S. Zajac	6/24/1994	Indemnification Agreement	$0
Nationwide Indemnity Company 1431 Opus Place, Suite 100 Downers Grove, IL 60515-1169 Attention: Anita Smith	11/18/1994	Indemnification Agreement	$0
Resolute Management, Inc. United Plaza 30 S. 17th Street-Suite 700 Philadelphia, PA 19103 Attention: Alexandra S. Zajac	9/29/1992	Indemnification Agreement	$0
Nationwide Indemnity Company 1431 Opus Place, Suite 100 Downers Grove, IL 60515-1169 Attention: Anita Smith	11/20/1992	Indemnification Agreement	$0
Value Source		Sources glass in China	$1,999
J.D. Edwards & Company One Technology Way Denver, Colorado 80237	1/12/99	Software License, Services and Maintenance Agreement	$0

Metro Sales 1620 East 78th St. Richfield, MN 55423	1/25/08	Copier lease	$3,051
China International Intellectech (Shanghai) Corporation		Employment Services Contract re: Chinese employees	$0
DeLage Landen P.O. Box 41601 Philadelphia, PA 19101-1601	1/25/08	Copier lease (Petaluma)	$0
Elbo Marketing and Sales Inc. 128 Windgate Drive Chester Springs, PA 19425	11/1/07	Commission	$0
Elbo Marketing and Sales Inc. 128 Windgate Drive Chester Springs, PA 19425	4/1/08	Commission	$0
Peggy Riel		Work-for-hire	$0
Deloitte & Touche LLP 1700 Market Street Philadelphia, PA 19103-3984 Attention: R. Kurt Williams	04/04/2008	Services for 2008 financial audit	$0
Cimquest 1545 Route 206, 2nd Floor Bedminster, NJ 07921 Attn: Cheryl Short	9/2/08	Maintenance for 3D printer	$0
Valasis Sales and Marketing Services 19975 Victor Parkway Livonia, MI 48152 Jeannie Coppola	2/20/07	Production	$0
News America 1185 Avenue of the Americas New York, NY 10036 Judy Dresner	2/23/2007	Advertising	$0
Pitney Bowes Inc. 2225 American Drive Neenah, WI 54956	Unknown	Lease – Hagerstown, MD Equipment Account # 4309705 Schedule 002	$514.86
Pitney Bowes Inc. 2225 American Drive Neenah, WI 54956	Unknown	Lease – Bristol, PA Equipment Account # 0215848 Schedule 005	$0.00

Pitney Bowes Inc. 2225 American Drive Neenah, WI 54956	Unknown	Lease – NJ Equipment Account # 1945402 Schedule 003	$0.00
Pitney Bowes Inc. 2225 American Drive Neenah, WI 54956	Unknown	Lease – Langhorne, PA Equipment Account # 1913-0329-86-5 Postal Security Device	$0.00
The Lamar Companies 437 Fifth Avenue New York, NY 10016	1/1/09	Billboard advertising services (Cranbury) NJ Tpke. 8A	$0.00
Fennelly Associates, Inc. Ibis Plaza 3525 Quakerbridge Plaza Hamilton, NJ 08619	12/15/08	Real Estate Consulting	$0.00